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                                                                      EXHIBIT 21


                         Subsidiaries of the Registrant

Subsidiary*                                  Jurisdiction
-----------                                  ------------
     JP (HK) Limited                         Hong Kong
     JAKKS Pacific (HK) Limited              Hong Kong
     J-X Enterprises, Inc.                   New York
     JAKKS Acquisition Corp.                 Delaware
       Road Champs, Inc.                     Delaware
         Road Champs, Ltd.                   Hong Kong


* All subsidiaries conduct business under their respective corporate names.